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EXHIBIT 3.1
TO FORM 10-K FOR 1996                       USCS INTERNATIONAL, INC.

               SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                             OF USCS INTERNATIONAL, INC.

WHEREAS, USCS International, Inc. was incorporated in Delaware on April 10, 1996; and

WHEREAS, the First Amended and Restated Certificate of Incorporation of USCS International, Inc. was adopted by the Board of Directors and the sole shareholder of USCS International, Inc. on April 18, 1996; and

WHEREAS, the First Amended and Restated Certificate of Incorporation of USCS International, Inc. provided for an automatic stock split, conversion of Non-Voting Common to Voting Common and the elimination of the Non-Voting Common class of stock upon an initial public offering of the stock of USCS International, which initial public offering took place on June 21, 1996; and

WHEREAS, on March 5, 1997, the Board of Directors and holders of the majority of shares of USCS International, Inc. entitled to vote decided it is in the best interests of the company to amend and restate the Certificate of Incorporation to delete references to the events which have already automatically taken place because of the happening of the initial public offering and to thereby more clearly state the current capital structure of the company;

NOW, THEREFORE, the Second Amended and Restated Certificate of Incorporation of USCS International, Inc. is as follows:

         FIRST: The name of the corporation is USCS International, Inc. (the "Corporation").

         SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares that this Corporation is authorized to issue is fifty million (50,000,000). The number of shares of Common Stock authorized to be issued is forty million (40,000,000), par value $.05 per share. The number of shares of Preferred Stock authorized to be issued is ten million (10,000,000), par value $.05 per share. The Preferred Stock authorized by this


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Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series of Preferred subsequent to the issue of shares of such series. The Board of Directors is hereby further authorized to fix, or alter all or any of, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred, and to fix the number of shares constituting any such series and the designations of such series. The term "fixed for such series" and correlative terms as used in this Article FOURTH shall mean, with respect to any series of Preferred, as stated in a resolution or resolutions lawfully adopted by the Board of Directors in exercise of such authority hereinabove granted.

         FIFTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the bylaws of the Corporation.

         SIXTH: The number of directors which constitute the whole Board of Directors of the corporation shall be as specified in the Bylaws of the Corporation. At each annual meeting of stockholders, directors of the corporation shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

         Effective upon the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, the directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of this Certificate of Incorporation (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified.

         If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SEVENTH: Effective upon the closing of a firm commitment underwritten public offering of the Corporation's Common Stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly


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created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

         EIGHTH: The election of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before the voting begins or unless the bylaws of the Corporation so provide.

         NINTH: To the fullest extent permitted by the General Corporation Law of Delaware as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article NINTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article NINTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         TENTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         ELEVENTH: The Corporation shall not, without first obtaining the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) amend or repeal any provision of, or add any provision to Articles Sixth or Seventh of the Corporation's Articles of Incorporation.


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                           CERTIFICATE OF CEO AND SECRETARY
                                REGARDING ADOPTION OF
                             SECOND AMENDED AND RESTATED
                           CERTIFICATE OF INCORPORATION OF
                               USCS INTERNATIONAL, INC.


         JAMES C. CASTLE and MARY G. JORDAN certify that:

         1. They are the Chief Executive Officer and Secretary, respectively, of USCS INTERNATIONAL, INC., a Delaware corporation.

         2. That at a meeting of the Board of Directors of said corporation, duly held at Rancho Cordova, California, on March 5, 1997 at which all Board members were present, the Second Amended and Restated Certificate of Incorporation of USCS International, Inc. to which this certificate is attached, was unanimously adopted by said Board.

         3. The foregoing Second Amended and Restated Certificate of Incorporation of USCS International, Inc. was duly approved by a majority of the shares of the corporation entitled to vote thereon on March 5, 1997.

         We declare under penalty of perjury that the matters set forth in this certificate are true and correct of our own knowledge.

Date:    March 5, 1997

                                       /James C. Castle/
                                       ------------------------------
                                       James C. Castle
                                       Chief Executive Officer
                                       USCS INTERNATIONAL, INC.


                                       /Mary G. Jordan/
                                       ------------------------------
                                       Mary G. Jordan
                                       Secretary
                                       USCS INTERNATIONAL, INC.


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                               STOCKHOLDER CONSENT TO
                             SECOND AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION
                             OF USCS INTERNATIONAL, INC.



Pursuant to Section 228(a) of the Delaware General Corporation Law, the undersigned stockholders, owning in the aggregate a majority of the issued and outstanding stock of USCS International, Inc. (the "Company"), do hereby consent to and ratify the adoption of the Second Amended and Restated Certificate of Incorporation of the Company.

WESTAR CAPITAL
By: Westar Capital Associates, its General Partner

/Charles Martin/
Charles Martin, General Partner
3/5/97

USCS INTERNATIONAL EMPLOYEE STOCK OWNERSHIP PLAN
By:  Imperial Trust Company, Trustee

/Charles Driscoll/
Charles Driscoll, Trust Officer
3/5/97


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